As filed with the Securities and Exchange Commission on February 15, 2005

Registration No. 333-112750

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-11

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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A REIT, INC.
(Exact name of registrant as specified in governing instruments)

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1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

Anthony W. Thompson
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(877) 888-7348
(Name and address of agent for service)

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With copies to:
Andrea R. Biller, Esquire
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(877) 888-7348

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     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Termination of Offering and Deregistration of Shares of Common Stock

     Pursuant to our registration statement, as amended, for our initial public offering of shares of our common stock, we registered 105,000,000 shares of our common stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including up to 100,000,000 shares for sale to the public and up to 5,000,000 shares for issuance under our distribution reinvestment plan, or DRIP.

     Our registration statement was declared effective on September 17, 2004. Effective February 10, 2005, our board of directors unanimously voted to terminate our offering and to file this post-effective amendment in order to withdraw from registration those securities covered by our registration statement that remain unsold to the public or unissued under our DRIP as of the termination of our initial public offering.

     Previously, on November 11, 2004, our board of directors determined to suspend our initial public offering and, as we had not sold the minimum offering amount required to break escrow and accept subscriptions, to return all funds tendered to the escrow agent to subscribers of the offering. On November 16, 2004, all escrow funds were returned to subscribers.

     Of the 105,000,000 shares of common stock registered in our initial public offering, no shares were sold and no shares were issued in accordance with our DRIP. Accordingly, we hereby amend our registration statement to withdraw from registration 105,000,000 shares of our common stock.

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SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this post-effective amendment no. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 15, 2005.

A REIT, Inc.
By:	/s/ Anthony W. Thompson
Anthony W. Thompson,
President, Chief Executive Officer, and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment No. 1 to the Registration Statement has been signed below on February 15, 2005 by the following persons in the capacities indicated.

Signature	Title

/s/ Anthony W. Thompson Anthony W. Thompson	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Kelly Caskey Kelly Caskey	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Carlton P. Moffatt, Jr. Carlton P. Moffatt, Jr.	Director
/s/ K. Timothy O’Brien K. Timothy O’Brien	Director
/s/ Richard E. Strauss Richard E. Strauss	Director

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